EXHIBIT 10.41

March 5, 2013

Armada Oil Inc.

10777 Westheimer Rd.,

Suite 1100

Houston, TX 77042

Attn: Jim Cerna

RE: Amendment and Extension Purchase and Option Agreement Bear Creek Prospect & Overland Trail Prospect Carbon County, Wyoming

Dear Mr. Cerna:

Whereas in a Letter Agreement dated February 7, 2012 and amended September 25, 2012, and again amended January 10, 2013, TR Energy, Inc. (TR), and Armada Oil, Inc. (Armada) did enter into a Purchase and Option Agreement covering certain lands in Carbon County, Wyoming; and whereas, both TR and Armada agree that certain terms of the original agreement and all amendments need to be amended once again;

Now, therefore, both TR and Armada agree to the following terms:

1. Armada acknowledges that it has executed the option to pay the $736,000 to TR for the Unit acreage. The Unit acreage shall remain as described in the original agreement. Armada shall pay the first installment of $250,000 as described on or before April 15, 2013. \

All other terms of the original and amended agreements remain in place.

Regards,

W.L. Sudderth

Vice President of TR Energy, Inc.

Accepted this 5th day of March, 2013.

ARMADA OIL INC.

James J Cerna Jr.

CEO

P. O. Box 479, Tyler, Texas 75710-0479

903-595-4139 OFFICE

903-595-0344 FAX